Exhibit 10.16

2010-2011 EXTENSION TO
JUNE 15, 2006 AMENDED
GLOBAL GOLD CORPORATION– DRURY J. GALLAGHER
EMPLOYMENT AGREEMENT

AMENDMENT entered on August 19, 2010 and effective as of the 1st day of July, 2010 between Global Gold Corporation, a Delaware corporation (the "Company"), and Drury J. Gallagher (the "Employee") to the Employment Agreement between the parties dated as of February 1, 2003 as previously amended as of the  day of June 15, 2006 (the "Agreement").

W I T N E S S E T H :

WHEREAS, the Company has employed the Employee as Treasurer and Chairman Emeritus and needs to retain  the active service of the Employee in light of the Company’s obligations and in light of other considerations;

WHEREAS, the Corporation and the Employee desire to memorialize the automatic extension ratified by the Corporation on June 18, 2010 and enter into an extension of the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.	CHANGE IN TERM OF AGREEMENT. The term of the Agreement is extended pursuant to the Agreement until June 30, 2011.

2.
COMPENSATION. Employee’s annual compensation for the term of this amendment shall be at a base salary of $125,000 per year and 20,000 shares vesting in two installments on August 19, 2010 and December 31, 2010, and pursuant to the terms set forth in the Restricted Stock Award attached to this Extension, and 100,000 Options vesting on November 19, 2010.

3.
SURVIVAL OF AGREEMENT.   This Extension is limited as specified above and shall not constitute a modification or waiver of any other provision of the Agreement except as required by terms agreed here.  Except as specifically amended by this Extension, the Agreement terms shall remain in full force and effect and all of its terms are hereby ratified and confirmed.

 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GLOBAL GOLD CORPORATION

By___________________________	________________________

Van Z. Krikorian, Chairman and CEO	Drury J. Gallagher